EXHIBIT 10.43

RETENTION AMENDMENT
TO
MANAGEMENT AGREEMENT

               THIS RETENTION AMENDMENT is made this 1 day of October, 2000, by and between SCOTT TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company") and Debra L. Kackley, an executive employee of the Company (hereinafter referred to as the "Executive"):

W I T N E S S E T H:

                         WHEREAS, the Company and the Executive have previously entered into a Management Agreement (hereinafter referred to as the "Agreement"); and

                         WHEREAS, The Company has determined that it is in the best interests of the Company to have the continued service and dedication of the Executive throughout the period beginning on the execution of this amendment and ending on the earlier of January 15, 2002 or a "Change in Control" as defined in the Agreement.

                         NOW, THEREFORE, the Company and the Executive hereby amend the Agreement effective as of the date hereof by the addition at the end thereof of a new Section to read as follows:

                         "Section 7.      Retention

                         7.1      Relocation of Work Location. In addition to other provisions of this Agreement relating to "Good Reason," the Executive shall be deemed to have terminated employment for "Good Reason" if, within twelve (12) months after a Change in Control, the Executive is asked to relocate more than fifty (50) miles from the Executive's current work location and the Executive chooses not to relocate and instead terminates employment with the Company.

               7.2      Retention Bonus. In the event that there is a Change in Control prior to January 15, 2002 and the Executive is still employed by the Company on the Date of the Change in Control, then the Executive will be paid a Retention Bonus in the amount of fifty percent (50%) of the Executive's then annual current base salary in effect at the time of the Change in Control, payable within ten (10) days after the Change in Control. In the event that there is no Change in Control prior to January 15, 2002 and the Executive remains employed with the Company through January 15, 2002, then the Retention Bonus will be paid on January 31, 2002. If the Retention Bonus is paid when no Change in Control has occurred, the Bonus amount shall be fifty percent (50%) of the annual base salary in effect at the time of such payment."

                              IN WITNESS WHEREOF, the Company, by its duly authorized officers, and the Executive have executed this Retention Amendment as of the day and year first above written.

SCOTT TECHNOLOGIES, INC.

("Company")

By_________________________

And_________________________

____________________________ ("Executive")